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                         Evaluation Report GREEN ENERGY


                                Evaluation Report

                               GREEN ENERGY CLAIMS

                             British Columbia Canada

                            Latitude: 51(0) 39' 12"N
                           Longitude: 122(0) 33' 10" W
                                    NTS: 92 O

                                       For

                             ARBUTUS RESOURCES INC.

                                       By

                             Andre M. Pauwels, P.Geo

                                November 5, 2005

1 Table of Contents


1.0        Table of Contents..................................................1
2.0      Summary..............................................................2
3.0      Introduction and Terms of Reference..................................2
4.0      Property Description and Location....................................2
5.0      Accessibility, Climate, Local Resources,
         Infrastructure and Physiography......................................4
6.0      Property History.....................................................8
7.0      Geology and Geochemistry.............................................8
8.0      Deposit Type........................................................12
9.0      Interpretation and Conclusions......................................13
10.0     References and Literature...........................................15
CERTIFICATE OF QUALIFICATIONS................................................16


FIGURES

1 .......Location ............................................................6
2 .......Location and Access..................................................7
3 .......Location ............................................................8
4........Regional Geology....................................................10
5........Detailed Geology Topography Roads...................................12

TABLES

1........Green Energy Claim...................................................3
2........Budget .............................................................14

2.0......Summary

The GREEN ENERGY claim occurs in an area with exceptionally high uranium in stream waters and covers a 1.5 km long cap of plateau basalt along a local low topographic ridge. This setting is very similar to the setting of the Blizzard basal uranium deposit in southern BC. It is concluded that the claim is highly prospective for uranium mineralization preserved in a paleochannel under the basalt cap. It is recommended to explore the area initially with mapping and soil sampling and later, if high uranium is found in soils, with a campaign of percussion drilling. Cost of the first two phases of mapping and sampling is estimated at US $10,500 and the cost of a third phase of drilling at US $74,000.

3.0      Introduction and Terms of Reference

The author, a registered member of the British Columbia Association of Professional Engineers and Geoscientists and independent of ARBUTUS RESOURCES INC. was retained by the ARBUTUS RESOURCES INC. to study all documentation of the GREEN ENERGY Uranium Prospect in South Central British Columbia, Canada and to recommend an exploration program if warranted. The author examined all available documentation about the property and recommends a multi stage exploration program to realize the potential of the property.

4.0      Property Description and Location

The Green Energy property is located in South Central British Columbia, Canada, 61 km southwest of the City of Williams Lake on NTS Sheet 92O (Latitude: 51(0) 39' 12"N and Longitude: 122(0) 33' 10" W). The property consists of one Mineral Cell Title Submission (MCX) recorded as a Mineral Claim on September 27, 2005 with Tenure record ID No 520478. The claim contains 20 cells with a total surface area of 401.175 Hectares (1099.22 acres). The claim and cells are listed in Table 1 below and their location illustrated on figures 1, 2 and 3 further below.

                       TABLE 1 GREEN ENERGY MINERAL CLAIM Tenure No 520478
--------------------------------------------------------------------------------------------------
      CellID         UTM ZONE         UTM Coordinates                        UTM Coordinates
                       CORNER
-------------------- ----------- -------------------------- ----------- --------------------------
                                   EASTING      NORTHING      CORNER      EASTING      NORTHING
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H074C            10(SW)     531038.211   5721732.358    10(NE)    531467.916   5722198.463
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531470.786   5721735.043    10(NW)    531035.382   5722195.776
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H074D            10(SW)     531470.786   5721735.043    10(NE)    531900.449    5722201.15
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531903.362   5721737.728    10(NW)    531467.916   5722198.463
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H075C            10(SW)     530173.059   5721727.135    10(NE)    530602.849   5722193.163
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530605.635   5721729.747    10(NW)    530170.315   5722190.549
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H075D            10(SW)     530605.635   5721729.747    10(NE)    531035.382   5722195.776
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531038.211   5721732.358    10(NW)    530602.849   5722193.163
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H076D            10(SW)     529740.483   5721724.598    10(NE)    530170.315   5722190.549
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530173.059   5721727.135    10(NW)    529737.781    5722188.01
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H084A            10(SW)     531467.916   5722198.463    10(NE)    531897.536   5722664.573
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531900.449   5722201.15     10(NW)    531465.045   5722661.884
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H084B            10(SW)     531035.382   5722195.776    10(NE)    531465.045   5722661.884
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531467.916   5722198.463    10(NW)    531032.554   5722659.195
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H084C            10(SW)     531032.554   5722659.195    10(NE)    531462.174   5723125.305
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531465.045   5722661.884    10(NW)    531029.725   5723122.613
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H084D            10(SW)     531465.045   5722661.884    10(NE)    531894.623   5723127.996
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531897.536   5722664.573    10(NW)    531462.174   5723125.305
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H085A            10(SW)     530602.849   5722193.163    10(NE)    531032.554   5722659.195
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531035.382   5722195.776    10(NW)    530600.062   5722656.579
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H085B            10(SW)     530170.315   5722190.549    10(NE)    530600.062   5722656.579
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530602.849   5722193.163    10(NW)    530167.571   5722653.964
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H085C            10(SW)     530167.571   5722653.964    10(NE)    530597.276   5723119.996
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530600.062   5722656.579    10(NW)    530164.826   5723117.378
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H085D            10(SW)     530600.062   5722656.579    10(NE)    531029.725   5723122.613
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531032.554   5722659.195    10(NW)    530597.276   5723119.996
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H086A            10(SW)     529737.781   5722188.01     10(NE)    530167.571   5722653.964
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530170.315   5722190.549    10(NW)    529735.079   5722651.423
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H086D            10(SW)     529735.079   5722651.423    10(NE)    530164.826   5723117.378
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530167.571   5722653.964    10(NW)    529732.377   5723114.835
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H094A            10(SW)     531462.174   5723125.305    10(NE)     531891.71   5723591.419
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531894.623   5723127.996    10(NW)    531459.303   5723588.726
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H094B            10(SW)     531029.725   5723122.613    10(NE)    531459.303   5723588.726
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531462.174   5723125.305    10(NW)    531026.896   5723586.032
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H095A            10(SW)     530597.276   5723119.996    10(NE)    531026.896   5723586.032
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     531029.725   5723122.613    10(NW)    530594.489   5723583.413
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H095B            10(SW)     530164.826   5723117.378    10(NE)    530594.489   5723583.413
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530597.276   5723119.996    10(NW)    530162.082   5723580.794
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
092O10H096A            10(SW)     529732.377   5723114.835    10(NE)    530162.082   5723580.794
-------------------- ----------- ------------- ------------ ----------- ------------ -------------
                       10(SE)     530164.826   5723117.378    10(NW)    529729.675   5723578.248
-------------------- ----------- ------------- ------------ ----------- ------------ -------------


Since January 2005 all mineral claims in British Columbia are acquired by an internet based map staking system, so location and title is secure and easily verifiable. The author verified titles at the website of the British Columbia Ministry of Energy and Mines (http://www.mtonline.gov.bc.ca/). The claim was acquired by and is registered in the name of J. Lunshof. J. Lunshof sold a 100% interest in the mineral claim to ARBUTUS RESOURCES INC. All of the area of the mineral claims is unencumbered Crown Land.

The claim is in good standing until September 27, 2006. To keep the claim in good standing, assessment work, acceptable to the Minister of Energy and Mines, has to be performed within the first year. The requirement is $100.00 per year per cell for each of the first 3 years after September 2006 and $200 per cell per year post September 2009. Assessment work has to be completed by a qualified person and registered before the expiry date of the claim. Cash can be paid in lieu of assessment work. In addition to the assessment work or cash in lieu, a yearly fee of $0.40 per hectare per year is required. Total costs to maintain the GREEN ENERGY claims until September 27, 2008 are $ 4,323

5.0  Accessibility, Climate, Local Resources, Infrastructure and Physiography

The property is situated in South Central British Columbia 61 km southwest of the City of Williams Lake (see figures 1 and 2 below). The property can be reached by road from Williams Lake by following paved Highway 20 west to the Community of Riske Creek and then south along a dense network of logging roads to the upper reaches of Gaspard Creek, 20 km northwest of the Gang Ranch, for a total road distance of 96km. Alternatively the property can be reached by road from Highway 97 at the Municipality of 100-Mile House by turning west on secondary gravel roads leading through the communities of Dog Creek and Gang Ranch for a total road distance of 87 km.

The communities of Riske Creek, Gang Ranch and Dog Creek are small with limited services. The Towns of Williams Lake and 100 Mile House are regional population centres with many services and amenities for industrial, educational and leisure activities. The airport at Williams Lake has daily scheduled flights to Vancouver.

The property is situated in the Fraser plateau an area generally with gentle relief, but deeply incised by the Fraser River and its tributaries. Elevations on the property vary from 1275 to 1500 m above sea level. Vegetation consists mainly of Lodge pole pine and Douglas fir. The climate is characterised by hot and dry summers and cold but wetter winters. Most precipitation falls in the form of snow during the wintertime. Snow cover prevails from mid November until mid April.

[Figures 1, 2, and 3 - see pdf file, pages 1,2,3]

                                      -5,6,7-

6.0      Property History

No records could be found of any prior exploration on the property. The general area, as most of British Columbia, is covered by regional stream sediment surveys, systematic wide spaced aeromagnetic coverage and regional geological mapping. These data were generated by the Geological Survey of Canada and/or the BC Geological survey

7.0       Geology and Geochemistry

         7.1  GEOLOGY

         The main geological information for the area is mapping on a 1/250,000 scale. These geological data are reproduced on the BC Geological survey's website (http://www.em.gov.bc.ca/Mining/Geolsurv/MapPlace/)
         and those were the data used for this report. The geology of the area is illustrated on figure 4 and a close up is presented on figure 5

         The property is situated in the intermontane morphogeological belt of South Central British Columbia. In general this belt, that runs parallel to the general north-westerly trend of the Cordillera through the whole length of British Columbia, is composed of volcanic and sedimentary rock ranging in age from Devonian to Recent and has early Mesozoic to early Tertiary granitic intrusions. Locally the oldest rocks are greenstones of Pennsylvanian age overlain by volcanic and sedimentary rocks of the Permian to Triassic Cache Creek Group.

         The principal tectonic feature of the area is the north to northwest trending Fraser fault system. This is a several km wide fault zone that separates the Cache Creek terrane to the east from the Stikine terrane to the west and is topographically marked by the Fraser River Canyon. It is recognized that this fault system was active in early tertiary times and that the west side moved northerly 130 km relative to the east side. The geological history after the Fraser Fault is dominated by several episodes of deposition of flat lying volcanic rocks and minor sediments from Eocene to Recent. These volcanic rocks mantle most of the plateau west of the Fraser fault and so obscure the underlying older strata. The tertiary volcanics are subdivided in early Eocene Volcanoclastic rocks and Pliocene to Recent basalt flows and sediments of the Chilcotin group. For the purpose of Uranium exploration of importance are the presence of the Fraser Fault system , which would provide a large area deep weathering and hence would facilitate uranium mobilization from bedrock sources and secondly the presence of isolated patches of Chilcotin group basalts that could represent infill of paleochannels. Magmatic rocks only form a minor component of the area and consist mainly of fault bounded elongate bodies within the Fraser Fault system.

         As illustrated on figure 5, the GREEN ENERGY Claim covers a 1.5 km long by 0.5 km wide area of Basalt overlying Volcanoclastic rocks of earlier tertiary age. The basalt caps a local topographic ridge oriented in a north-westerly direction.


         2. GEOCHEMISTRY

         The whole area, like most of British Columbia, has been the subject of systematic regional stream sediment and water surveys. The density of sampling is approximately 1 per 10 to 20 km2. The work was done by the Geological Survey of Canada, often in cooperation with the BC Geological survey and is fully depicted on the MapPlace website of the
         B.C.                          Geological                         Survey
         (http://www.em.gov.bc.ca/Mining/Geolsurv/MapPlace/). These data were used for this report.

         For the purpose of this report the results of Uranium in water were studied. It is believed that uranium amounts in streams represent the amount and rate of uranium liberated through natural weathering processes from bedrock sources. The area surrounding the GREEN ENERGY claim exhibits exceptionally high Uranium in stream waters. Streams having greater than 1 ppb cover a broad 10 to 15 km wide swath closely aligned along the Fraser Fault system. The peak value is 36 ppb U, one of the highest values in the whole province. Values above 4 ppb (above the 98 percentile of all values in the province) cover a 25 by 4 km area within the 1 ppb contour, along the west side of the Fraser River. The GREEN ENERGY claim covers a small basalt cap close to and topographically upstream from the area with values over 4 ppb U.

[Figure 4 - see pdf file, page 4]

                                 GEOLOGY LEGEND

MIOCENE to PLEISTOCENE
         CHILCOTIN GROUP
                  MPlCvb   Basic volcanic rocks
                  MPlCsc   Coarse classic sedimentary rocks

EOCENE
         Unnamed
                  Evc               Volcanoclastic rocks

LOWER to UPPER CRETACEOUS
         Unnamed
                  luK               Marine sedimentary rock

LOWER CRETACEOUS
         SPENCES BRIDGE GROUP
                  lKSB              Calc-alkaline volcanic rock

EARLY CRETACEOUS
         Mt. ALEX PLUTONIC COMPLEX
                  EKMAgd   Quartz dioritic intrusive rocks

JURASSIC to CRETACEOUS
         Unnamed
                  JKdr              Dioritic intrusive rocks

UPPER PERMIAN
         Unnamed
                  uPCvd             Dacitic volcanic rock

PERMIAN to TRIASSIC
         CACHE CREEK COMPLEX
                  PTrCvb   Basaltic volcanic rock
                  PTrCch   Chert, siliceous argillite, siliciclastic rocks
                  PTrCsv   Volcanoclastic rock
                  PTrCum   Ultramafic complex

LOWER PERMIAN
         FARWELL PLUTON
                  LPFqm    Quartz-monzonite intrusive rock

LOWER MISSISSIPPIAN to PENNSYLVANIAN
         Unnamed
                  MPngs             Greenstone, Greenschist, metamorphic

[Figure 5 - see pdf file, page 5]


8.0      Deposit Type
The area of the claims is prospective for Basal-Type Uranium deposits. This type of deposit is known from Japan, USA and locally in British Columbia. The most prominent local example is the Blizzard Deposit located southeast of the city of Kelowna in the Okanagan Region of Southern British Columbia. The Blizzard deposit was extensively drilled by Norcen Energy Resources in the late seventies and Norcen cited a total of 4,020 metric tonnes of Uranium contained within the deposit (Norcen 1979).

The geology and geochemistry of this type of deposits in British Columbia is described by D. Boyle (1980) and D. Boyle and S. Ballantyne (1982). Briefly these deposits are formed in unconsolidated stream channel sediments by uranium rich groundwater. The deposits are preserved by basalt flows that fill in the stream valleys and form an impermeable cap over the paleochannels. Uranium rich groundwater appear not only to need an uranium rich source rock such as alkaline intrusions and volcanic rocks, but also are enhanced by large regional fault zones. Deposition of uranium appears to need the presence of organic carbon, such as plant material, within the stream sediments. Uranium mineralization follows favourable parts of the paleochannels and is essentially sandwiched between the relatively impermeable basalt flow above and impermeable un-weathered bedrock below. Erosion, subsequent to the deposition of the basalt flows in a river valley, will happen along the thin edges of the basalt flow. The effect over time is an inversion of topography. The basalt covering the paleochannel will become a topographic ridge

Because of the emplacement of Uranium mineralization between impermeable layers, exploitation by in situ leaching is probably feasible. In situ leaching, a technique used in the USA, Australia and in the area of the former USSR and other locales, consist of, closely spaced, drilled wells and a modestly sized plant to extract uranium from solutions. In-situ leaching has minimal impact on the environment of the area and is much less disruptive than mining by open pit excavation. Because of this not only are that capital requirements much lower than for excavation mining, but also the acceptance by all stakeholders of the enterprise is greatly enhanced . 9.0 Interpretation and Conclusions

The GREEN ENERGY claim occurs in an area with exceptionally high uranium in stream waters and covers a 1.5 km long cap of plateau basalt along a local low topographic ridge. This setting is very similar to the setting of the Blizzard basal uranium deposit in southern BC. It is concluded that the claim is highly prospective for the preservation of uranium mineralization in a paleochannels under the basalt cap. It is recommended to explore the area of the deposit as follows:

1. Phase 1: Mapping the extent of the basalt cap and reconnaissance soil sampling. Available maps of the area are regional and insufficiently detailed. In practice it is recommended to do traverses spaced 250 meter apart across the topographic ridge and map all outcrops. The contact zone of the basalt cap, once mapped, needs to be systematically sampled at 200 meter intervals. This would detect uranium leaching from a paleochannels or from mineralized paleochannels uncovered by erosion of the basalt cap.

2. A second phase of exploration is to consist of detailed soil sampling (50 meter intervals along 50 meter spaced lines) and radiometric surveys over all areas with elevated uranium defined under 1. above.

3. Phase 3, Drilling; If anomalous concentrations of uranium are detected drilling through the basalt, up slope from the high uranium in soils, is recommended

               -------------------------------------------------------------------------------------------
                                                     TABLE 2 BUDGET
               -------------------------------------------------------------------------------------------
               Phase 1                                                                    C$       US $
               ------------------------------- ---------------------------------------- -------- ---------
               Mapping                         Geologist 3 days @  $500/day                1500
               ------------------------------- ---------------------------------------- -------- ---------
               Soil sampling                   Technician  3 days @ $250/day                750
               ------------------------------- ---------------------------------------- -------- ---------
               Food/lodging                    at $ 125/day/person                          750
               ------------------------------- ---------------------------------------- -------- ---------
               Analysis                        60 samples at $15                            900
               ------------------------------- ---------------------------------------- -------- ---------
               Travel  2 person-days                                                        750
               ------------------------------- ---------------------------------------- -------- ---------
               Transportation                                                               500
               ------------------------------- ---------------------------------------- -------- ---------
               Report                                                                      1500
               ------------------------------- ---------------------------------------- -------- ---------
                                                total                                      6650      5320
               ------------------------------- ---------------------------------------- -------- ---------
               Phase 2
               ------------------------------- ---------------------------------------- -------- ---------
               Detailed soil sampling          Technician  4 days @ $250/day               1000
               ------------------------------- ---------------------------------------- -------- ---------
               Radiometric survey              Technician 4 days @ $250/day                1000
               ------------------------------- ---------------------------------------- -------- ---------
               Geologist                       1 day @ $500/day                             500
               ------------------------------- ---------------------------------------- -------- ---------
               Travel                                                                       750
               ------------------------------- ---------------------------------------- -------- ---------
               Transportation                                                               750
               ------------------------------- ---------------------------------------- -------- ---------
               Maps                                                                        1000
               ------------------------------- ---------------------------------------- -------- ---------
               Analysis                        100 samples @ $15                           1500
               ------------------------------- ---------------------------------------- -------- ---------
                                                total                                      6500      5200
               ------------------------------- ---------------------------------------- -------- ---------

               ------------------------------- ---------------------------------------- -------- ---------
               Phase 3
               ------------------------------- ---------------------------------------- -------- ---------
               Percussion drilling             6 holes a 100 m each @ $90/m               54000
               ------------------------------- ---------------------------------------- -------- ---------
               Permitting                                                                  5000
               ------------------------------- ---------------------------------------- -------- ---------
               Supervision logging             Geologist 10 days                           5000
               ------------------------------- ---------------------------------------- -------- ---------
               Drill paths and access                                                     10000
               ------------------------------- ---------------------------------------- -------- ---------
               Report and drafting                                                         6000
               ------------------------------- ---------------------------------------- -------- ---------
               Analysis                                                                    4000
               ------------------------------- ---------------------------------------- -------- ---------
               Domicile and transport                                                      4000
               ------------------------------- ---------------------------------------- -------- ---------
               Contingency 5%                                                              4500
               ------------------------------- ---------------------------------------- -------- ---------
                                               total                                      92500     74000
                                                                                        -------- ---------

10.0     References and Literature


1982 Boyle D. The Formation of Basal-Type Uranium Deposits in South Central
     British Columbia in Economic Geology Vol 77, 1982, pp 1176-1209 1980 Boyle D., Ballantyne S. Geochemical studies of uranium dispersion in south-central British Columbia in CIM Bull. Vol 73, August 1980 pp 89-108

1975 Kazumi Doi, Shuichiro Hirono and Yukio Sakamaki Uranium Mineralization by
     Ground Water in Sedimentary Rocks, Japan in Economic Geology, Vol 70, 1975, pp628-646

http://www.em.gov.bc.ca/Mining/Geolsurv/MapPlace/     Regional Geological map/
                                                      Regional Geochemical data

http://www.mtonline.gov.bc.ca/                        Mineral  tenure maps and
                                                      Title information

1979 Norcen Energy Resources Phase 1 overview. Report to the Royal Commission of
     Inquiry into uranium mining: Vancouver BC 11p



Signed November 5, 2005



--------------------
Andre M Pauwels, P. Geo

                          CERTIFICATE OF QUALIFICATIONS
                             Andre M. Pauwels P.Geo
                              Consulting Geologist
                  4900 Mariposa Court Richmond BC 604 240 8560


I,  Andre M.  Pauwels, P. Geo., do hereby  certify that:

1. I am a Consulting Geologist and have an office at my residence at 4900, Mariposa Court in Richmond B.C., V7C 2J9, Canada and serve as a director of Dundarave Resources Inc. and Strikezone Minerals (Canada) Ltd. Both companies are listed on the TSX Venture Exchange and unrelated to ARBUTUS RESOURCES INC.

2. I graduated in 1970, from the State University of Ghent, Belgium with a B.Sc. Science, Geology.

3. I am a Professional Geoscientist, member of the Association of Professional Engineers and Geoscientist of British Columbia, registration number 20157, and in good standing since 1993

4. I have practised Mineral Exploration continuously since September 1970 as a staff geologist for Union Miniere Explorations, Canada from 1970 to 1980, as a Senior Geologist for Bethlehem Copper Corp. in 1981 and as a Senior Geologist, later Exploration Manager, for Cominco Ltd from 1981 to 2001. I acquired experience in exploring for porphyry copper, gold, lead-zinc, uranium and diamond deposits and practiced my profession in Canada, USA, Chile, Argentina, Peru, Ecuador, Guyana, Suriname, Brazil, Thailand, Morocco, Saudi Arabia, Iran, Vanuatu and Indonesia.

5. I am responsible for the preparation of all sections of the Evaluation Report entitled "Evaluation Report - Green Energy Claims" and dated October 2, 2005 relating to the Green Energy Property.

6. I have had no prior involvement with the Green Energy Property that is the subject of the Report.

7. I am not aware of any material fact or material change, with respect to the subject matter of the Report, which is not reflected in the report, and of which the omission to disclose would make this Report misleading.

8.   I am independent of ARBUTUS RESOURCES INC.

9. I consent to the filing of this Report with any stock exchange or other regulatory authority and any publication by them for regulatory purposes, including electronic publication in public company files on their websites accessible by the public, of the Report.

Dated this 5th day of November, 2005



---------------------------
Andre M. Pauwels, P. Geo


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